SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) is October 13, 2005

YP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-24217	85-0206668
(State or other jurisdiction of incorporation or jurisdiction)	(Commission File Number)	(IRS Employer Identification Number)

4840 E. Jasmine Street, Suite 105, Mesa, Arizona	85205
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (480) 654-9646

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
Item 1.02.	Termination of a Material Definitive Agreement.

On October 11, 2005, YP Corp., a Nevada corporation, entered into Amendment No. 2, dated as of October 13, 2005, to the Rights Agreement (the “Rights Agreement”), dated as of May 6, 2004, between the Company and Registrar and Transfer Company, as rights agent, accelerating the final expiration date of the outstanding rights to purchase shares of the Company's Series A Junior Participating Preferred Stock (the “Rights”) from April 26, 2014 to October 13, 2005. As a result of this amendment, the Company’s outstanding Rights expired at the close of business on October 13, 2005 and the shareholder rights plan pursuant to which the Rights had been issued is of no further force or effect. A copy of the amendment to the Rights Agreement is attached as Exhibit 10 to this Current Report.

Item 3.03.	Material Modifications to Rights of Security Holders.

As a result of the amendment of the Rights Agreement described in Item 1.01 above, the Company’s outstanding Rights expired at the close of business on October 13, 2005 and the shareholder rights plan pursuant to which the Rights had been issued is of no further force or effect.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Item
10	Amendment No. 2 to Shareholder Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 13, 2005	YP CORP.

/s/ Peter Bergmann
Peter Bergmann, Chairman and Chief Executive Officer